EXHIBIT 99.1

U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Announces
Second Quarterly Dividend of 2017

Houston, TX, May 31, 2017 – U.S. Physical Therapy, Inc. ("USPH") (NYSE: USPH) is a national operator of outpatient physical therapy clinics.

The Company today reported that its Board of Directors declared the second quarterly dividend of 2017. The dividend for $0.20 per share will be paid on July 7, 2017 to shareholders of record as of June 16, 2017.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 557 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. Besides owning and operating clinics, the Company manages 32 physical therapy facilities for third parties, including hospitals and physician groups. The Company also provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

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